UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 13, 2008

International Star, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28861	86-0876846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Marshall Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (318) 464-8687

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Star, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 2.02	Results of Operations and Financial Condition.

The Company hereby furnishes its August 13, 2008, press release providing additional details regarding the recent exploration activities and plans for further exploration activities on our mining claims located in the Detrital area of the Black Mountains and White Hills in Mohave County, Arizona.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2008, we entered into an amendment to our Officer Employment Agreement with our President, Sterling M. Redfern, to ensure that the terms of the Agreement with respect to stock options to be issued to Mr. Redfern are consistent with the terms of the Company’s 2006 Stock Option Plan.  The effective date of the amendment is August 13, 2008.  The agreement, effective as of April 1, 2008, provides that Mr. Redfern is to serve as our President for a term of one year, after which he may continue to serve at the will of the parties.  Under the amended agreement, Mr. Redfern will receive, as compensation for serving as our President, an annual salary of $42,000, along with stock options for an aggregate of 10,000,000 shares of our common stock to be granted on such dates and according to such terms as designated by our Board of Directors pursuant to the Company’s 2006 Stock Option Plan.  To date, no stock options have been issued to Mr. Redfern.  A copy of the Officer Employment Agreement, as amended, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

See Item 2.02. Results of Operations and Financial Condition.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Officer Employment Agreement between International Star, Inc. and Sterling M. Redfern, as amended on August 13, 2008
99.1	Press Release, dated August 13, 2008

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SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2008	INTERNATIONAL STAR, INC.
	By:	/s/ Jacqulyn B. Wine
Jacqulyn B. Wine, Secretary & Treasurer

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